                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Material Sciences Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

      MATERIAL SCIENCES CORPORATION
      2300 EAST PRATT BOULEVARD
 LOGO ELK GROVE VILLAGE, ILLINOIS 60007


                                                                   May 15, 1996

Dear Shareowner:

  The 1996 Annual Meeting of Shareowners will be held on Thursday, June 20, 1996, at 10:00 a.m. CDT in the Shareholders Room on the 21st floor of Bank of America building located at 231 South LaSalle Street, Chicago, Illinois. I hope you will attend. We will be voting on the election of directors, the approval of a proposed 1996 Stock Option Plan for Non-Employee Directors, and such other matters as may properly come before the meeting. We also will hear management's report regarding the past fiscal year's operations.

  The attached notice of meeting and proxy statement describe the matters upon which the shareowners will vote. It is important that your shares be represented, regardless of the number you own. Accordingly, I urge you to complete the enclosed proxy and promptly return it to us so that your shares can be voted at the meeting in accordance with your instructions.

                            Sincerely,

                            G. Robert Evans
                            Chairman and Chief Executive Officer

      MATERIAL SCIENCES CORPORATION
      2300 EAST PRATT BOULEVARD
      ELK GROVE VILLAGE, ILLINOIS 60007
 LOGO

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                               ----------------

  The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 20, 1996, at 10:00 a.m. CDT, at the Bank of America building located at 231 South LaSalle Street, Chicago, Illinois, in the Shareholders Room (21st floor), for the following purposes:

    1. To elect a Board of eight directors;

    2. To consider and vote upon the approval of the proposed 1996 Stock Option Plan for Non-Employee Directors; and

    3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

  Shareowners of record at the close of business on April 26, 1996, are entitled to notice of and to vote at this meeting and any adjournment thereof.

  Shareowners are requested to sign and date the enclosed proxy and promptly return it in the envelope enclosed for that purpose, whether or not they expect to be present at the meeting. Any person giving a proxy has the power to revoke it at any time prior to its exercise at the meeting.

                                       By Order of the Board of Directors,

                                       William H. Vrba
                                       Senior Vice President,
                                       Chief Financial Officer, and Secretary

Elk Grove Village, Illinois
May 15, 1996

 LOGO
      MATERIAL SCIENCES CORPORATION
      2300 EAST PRATT BOULEVARD
      ELK GROVE VILLAGE, ILLINOIS 60007

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

  This proxy statement is furnished to shareowners of Material Sciences Corporation ("MSC" or the "Company") in connection with the solicitation, by order of the Board of Directors of the Company (the "Board"), of proxies for use at the Annual Meeting of Shareowners of the Company to be held at 10:00 a.m. CDT, on Thursday, June 20, 1996, at the place and for the purposes set forth in the accompanying notice of the meeting.

  The accompanying proxy is solicited on behalf of the Board and is revocable at any time before the voting thereof by filing with the Secretary of the Company, prior to the shareowner vote, a written revocation or duly executed form of proxy bearing a later date, or by voting in person at the meeting. All outstanding shares of the Company's common stock, par value $.02 per share (the "common stock"), represented by properly executed and unrevoked proxies received in time for the meeting will be voted. Shares will be voted as instructed in the accompanying proxy on each matter to be submitted to shareowners. If no instructions are given, the shares will be voted for the election to the Board of the nominees indicated in the proxy, and for approval of the proposed 1996 Stock Option Plan for Non-Employee Directors.

  The close of business on April 26, 1996, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were outstanding 15,396,750 shares of common stock. The Company first sent this proxy statement and the accompanying form of proxy to shareowners entitled thereto on or about May 15, 1996.

  A majority of the outstanding shares of common stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. Each holder of common stock is entitled to one vote per share. If one or more shareowners give notice at the meeting before the voting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. With cumulative voting, holders of common stock are entitled, for each share held by them, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated prior to voting) or distribute them among two or more nominees. Under cumulative voting, the eight persons receiving the greatest number of votes shall be elected as directors. Broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on the election of directors and shares as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy will not be counted in determining which director nominees receive the greatest number of votes. Broker non-votes on the proposal to approve the 1996 Stock Option Plan for Non-Employee Directors and shares as to which authority to vote for such proposal is withheld on the enclosed proxy will not be counted. Discretionary authority to cumulate votes is being solicited. If the vote is not conducted by cumulative voting, the holders of a majority of shares of common stock represented at the meeting in person or by proxy will be able to elect all the directors. The affirmative vote of the holders of a majority of the shares of common stock represented at the meeting in person or by proxy is required to approve the proposed 1996 Stock Option Plan for Non-Employee Directors.

                             ELECTION OF DIRECTORS

  The eight persons listed below are proposed to be elected for a period to end at the 1997 Annual Meeting of Shareowners, when they may be proposed to be re-elected or a successor is elected and qualified at that meeting or, as provided in the Company by-laws, upon earlier death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for the election of the eight nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends as set forth in the proxy. All of the nominees presently are directors of the Company and all were elected at the 1995 Annual Meeting with the exception of Mr. Nadig, who was elected by the Board on April 18, 1996.

  Certain information regarding the nominees, as of April 26, 1996, is set forth below, including their ages, the period each has served as a director, and the business experience of each during the past five years.

                               ----------------


              JEROME B. COHEN      DIRECTOR SINCE 1988

- ------------
              AGE 63

- ------------

              Dr. Cohen has served as Dean of the Robert R. McCormick School of Engineering and Applied Science (formerly the Technological Institute) at Northwestern University since 1986. Dr. Cohen has been a professor of Materials Science at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since 1959, and was awarded the Engelhart Chair in Materials Science in 1974. In February 1993, Dr. Cohen was elected to the National Academy of Engineering.

              ROXANNE J. DECYK     DIRECTOR SINCE 1988

- ------------
              AGE 43

- ------------
              Ms. Decyk is Vice President, Planning of Amoco, since June 1994, and was previously Vice President--Sales & Marketing-Polymers, Amoco Chemical Company, from March 1993 and before that was Vice President-Commercial and Industrial Sales for Amoco, from May 1991. Previously, Ms. Decyk was Senior Vice President-- Distribution of Navistar International Transportation Corporation ("Navistar"), a manufacturer of medium and heavy duty trucks, from June 1989 until April 1991 and before that was Senior Vice President--Administration for Navistar, from 1986 until 1989. Prior to 1986, Ms. Decyk was Senior Vice President-- Corporate Relations for Navistar. Ms. Decyk also serves as a director of Snap-On Tools, Inc., and Harris Bankcorp.


              EUGENE W. EMMERICH   DIRECTOR SINCE 1979

- ------------
              AGE 65

- ------------
              Dr. Emmerich has served as President and Chief Executive Officer
              (CEO) of Cadtrak Corporation, a licensor of patented technology to the computer industry with emphasis on graphics related patents, for more than the past five years.

              G. ROBERT EVANS      DIRECTOR SINCE 1991

- ------------
- ------------  AGE 64

              Mr. Evans served as Chairman, President, and CEO of the Company from February 1991 until June 1991, and has since June 1991 served as Chairman and CEO. From July 1990 until joining the Company, Mr. Evans served as President, CEO, and a director of Corporate Finance Associates Illinois, Inc., a financial intermediary and consulting firm. From February 1987 until January 1990, Mr. Evans served as President, CEO, and a director of Bemrose Group USA, a British-owned holding company engaged in value-added manufacturing and sale of products to the advertising specialty industry. Prior to this, from August 1984 until January 1987, Mr. Evans served as President, CEO, and a director of Allsteel, Inc., a manufacturer of office furniture systems. Mr. Evans also serves as a director of Consolidated Freightways, Inc., Fiberboard Corporation, and Swift Energy Company.


              E. F. HEIZER, JR.    DIRECTOR SINCE 1976

- ------------
- ------------  AGE 66

              Mr. Heizer is a venture capitalist involved in developing early stage companies for more than the past five years. Since 1994, he has served as Chairman of Ashland Insurance Ltd., an insurance company, and since 1995, as Chairman of Heizer International, a venture capital company. He was formerly CEO of Heizer Corporation, a publicly-held business development company, from its founding in 1969 until 1985. Mr. Heizer also serves as a director of Amdahl Corporation, Chesapeake Energy Corporation, and Needham & Company, Inc.


              J. FRANK LEACH       DIRECTOR SINCE 1993

- ------------
- ------------  AGE 75

              Mr. Leach retired in 1993 as Vice Chairman of the Board of Consolidated Freightways Inc., a California based diversified trucking and transportation company. He had been a director of Consolidated Freightways since 1973 and President during 1990-1991. Since 1982 he has been a special partner of Sequoia Associates, a private investment firm. He is also Chairman of Acme Fixture & Casework, Inc. From 1972 to 1985, Mr. Leach was President, Chairman and CEO of Arcata Corporation, a printing and forest products company. Prior to that, Mr. Leach served as Executive Vice President and Chief Operating Officer (COO) of Bunker Ramo Corporation and President of Amphenol Electronics Corporation. Mr. Leach also serves as a director of Basic American Foods, Inc., Champion Road Machinery Company, Ltd., Deanco, Inc., and Newell Industries, Inc.


- ------------  GERALD G. NADIG      DIRECTOR SINCE APRIL 1996

- ------------
              AGE 51

              Mr. Nadig has been President and COO of the Company since 1991. From 1989 to 1991, Mr. Nadig was President and COO of Pre Finish Metals, Inc., a subsidiary of the Company. Mr. Nadig was Vice President and General Manager of the Littel Division of Allied Products Corporation prior to 1989.

              IRWIN P. POCHTER     DIRECTOR SINCE 1982

- ------------
- ------------  AGE 72

              Mr. Pochter retired as Chairman of the Illinois operations of Frank B. Hall & Co., an international insurance brokerage firm, in November 1987. Mr. Pochter had served in this capacity since June 1984.

COMMITTEES AND MEETINGS OF THE BOARD

  The Board held eight meetings during fiscal 1996. Included among the committees of the Board are standing Audit, Compensation and Organization, and Technology Committees. During fiscal 1996, directors in total attended approximately 96% of the aggregate number of meetings of the Board and the committees on which they served.

  The Audit Committee, currently consisting of Messrs. Heizer (Chairperson), Leach and Pochter, met two times during fiscal 1996. The functions of this committee include recommending the selection of independent public accountants to the Board; reviewing the scope of the audits performed by the independent public accountants, the audit reports, and any recommendations made by them; reviewing in April of each year the results of the audit for the prior fiscal year with the independent public accountants before the shareowners' report for that fiscal year is released publicly; and reviewing any non-audit services provided by the independent public accountants.

  The Compensation and Organization Committee, currently consisting of Ms. Decyk (Chairperson) and Messrs. Heizer and Leach, met five times during fiscal 1996. The functions of this committee include determining, in consultation with the Company's Chairman and CEO, the compensation of the Company's officers; reviewing and approving bonus compensation paid to the Company's key employees; reviewing and making recommendations to the Board with respect to the Company's compensation and benefit plans and policies; and overseeing director affairs.

  The Technology Committee, currently consisting of Drs. Cohen (Chairperson) and Emmerich, met four times during fiscal 1996. The functions of this committee include analyzing current technology and its use and application in the Company's processes; and evaluating technological developments and the suitability of new technology for the Company's operations.

  During fiscal 1996, directors who are not executive officers of the Company received an annual retainer of $15,000, plus $1,000 per meeting for attendance at Board meetings, $3,000 per year for chairing a Board committee, $1,000 per meeting for attendance at Board committee meetings, and reimbursement for normal travel expenses.

  Effective March 1, 1996, the annual retainer was increased from $15,000 to $20,000 as recommended by management and in consultation with compensation consultants. $10,000 of this annual retainer is to be paid in the form of cash, with the remainder to be paid in the form of stock options as contemplated by the proposed 1996 Stock Option Plan for Non-Employee Directors, if such plan is approved at the 1996 Annual Meeting of Shareowners. Each non-employee director will also receive an additional stock option annually as an incentive if such plan is approved at this Annual Meeting of Shareowners. See "1996 Stock Option Plan for Non-Employee Directors."

SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

  The following table provides certain information, as of April 26, 1996 (except as otherwise noted), on the beneficial ownership of the common stock as to each director of the Company, the four most highly paid executive officers of the Company other than the Chairman and CEO, and all officers and directors of the Company as a group. To the knowledge of the Company, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors is the address of the Company.

                            NUMBER OF SHARES         SHARES UNDER                 PERCENT
NAME                     BENEFICIALLY OWNED (1) EXERCISABLE OPTIONS (2)   TOTAL   OF CLASS
- ----                     ---------------------- ----------------------- --------- --------
Jerome B. Cohen.........          1,500                   7,200             8,700   (3)
Roxanne J. Decyk........          4,115                   7,200            11,315   (3)
Eugene W. Emmerich......          6,525                  18,000            24,525   (3)
G. Robert Evans.........        106,072                 172,100           278,172   1.8%
E.F. Heizer, Jr.........        152,251                  14,400           166,651   1.1%
J. Frank Leach..........          7,500                  10,800            18,300   (3)
Irwin P. Pochter........         69,376                  18,000            87,376   (3)
Gerald G. Nadig.........         63,486                  62,100           125,586   (3)
William H. Vrba.........         27,962                  54,850            82,812   (3)
Frank D. Graziano.......         78,077                  25,300           103,377   (3)
A.F. Vitzthum...........        120,276                  21,925           142,201   (3)
All officers and direc-
 tors as a group
 (15 persons)...........        740,539                 483,775         1,224,314   8.0%

- --------
(1) For purposes of the table, a person generally is deemed to be a beneficial owner of a security (including restricted stock) if such person has or shares voting power or investment power (including the power to dispose of the security) with respect to such security or has the right to acquire beneficial ownership thereof within 60 days. Does not include shares under exercisable options (which information is set forth separately).
(2) Includes shares subject to options that are exercisable on April 26, 1996 and options which become exercisable within 60 days thereafter.
(3) Less than 1%.

  During fiscal 1996, Frank J. Lazowski, Jr., an officer of the Company, was late in filing with the Securities and Exchange Commission one report (Form 4) relating to one transaction involving common stock.

                INFORMATION WITH RESPECT TO CERTAIN SHAREOWNERS

  The following table sets forth certain information on the beneficial ownership of common stock as of April 26, 1996, by each person known by the Company to own beneficially more than five percent of the Company's outstanding common stock. To the knowledge of the Company, each shareowner has sole or shared voting and/or investment power as to the shares shown.

                                                   NUMBER OF SHARES  PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED CLASS (1)
      ------------------------------------        ------------------ ----------
      The State of Wisconsin Investment Board         1,211,300         7.9%
       (2).......................................
       121 East Wilson Street
       Madison, Wisconsin 53707
      Neuberger & Berman (2) ....................       847,000         5.5%
       605 Third Avenue
       New York, New York 10158
      ICM Asset Management (2)...................       838,950         5.4%
       West 601 Maine Avenue, Suite 917
       Spokane, Washington 99201

- --------
(1)Based upon shares outstanding as of April 26, 1996.
(2)As reported in Schedule 13G filed with the Securities and Exchange Commission for December 1995.

                      COMPENSATION OF EXECUTIVE OFFICERS

I. SUMMARY COMPENSATION TABLE

  The following table disclosed compensation received by the Company's chief executive officer and the four other most highly paid executive officers during fiscal 1996.

                                    ANNUAL             LONG-TERM
                                 COMPENSATION     COMPENSATION AWARDS
                                --------------- -------------------------
                                                RESTRICTED    SECURITIES
                                                  STOCK       UNDERLYING   ALL OTHER
NAME AND PRINCIPAL       FISCAL SALARY   BONUS   AWARD(S)    OPTIONS/SARS COMPENSATION
POSITION                  YEAR    ($)     ($)      ($)           (#)         ($)(3)
- ------------------       ------ ------- ------- ----------   ------------ ------------
G. R. Evans.............  1996  365,000  73,000        0        33,000(6)    16,120
Chief Executive Officer
 (CEO)                    1995  316,000 200,610  440,000(1)     30,000(2)    10,281
                          1994  282,200 200,000  513,000(4)     36,000(5)     8,718
G. G. Nadig.............  1996  270,000  48,060        0        27,600(6)    10,105
Chief Operating Officer
 (COO)                    1995  240,000 140,191        0             0       14,502
                          1994  213,700  93,914  342,000(7)     24,000(5)     4,442
W. H. Vrba..............  1996  185,000  27,639        0        12,000(6)     9,735
Chief Financial Officer
 (CFO)                    1995  174,400  92,627        0             0       15,151
                          1994  164,500  73,181  149,625(7)     10,500(5)         0
F. D. Graziano..........  1996  137,000  19,947        0         8,400(6)    14,410
Senior Vice President,    1995  128,600  61,124        0             0       14,217
Technology                1994  121,300  47,384   85,500(7)      6,000(5)     3,639
A. F. Vitzthum..........  1996  126,100  18,158        0         8,400(6)    14,237
Senior Vice President,    1995  119,000  55,800        0             0       13,247
Manufacturing             1994  113,600  53,268   53,438(7)      3,750(5)     3,429

- --------
(1) Restricted shares awarded April 21, 1994 (market price on date of grant was approximately $14.67) equal in number to 30,000 matching options granted on the same date. Subject to restrictions on transfer until April 21, 2002 (subject to acceleration if the market price of a share of common stock achieves certain levels, which may occur within three years). Total restricted stock holdings as of February 29, 1996 for Mr. Evans were 52,800 shares (the total of the restricted stock awarded on April 21, 1994 and September 22, 1993 less 13,200 shares which became vested on June 2, 1995 when the market price of common stock reached a first target level). Market value as of February 29, 1996 for such restricted stock holdings was $759,000. Dividends, if any, are paid on restricted common stock in the same manner as they are paid on unrestricted common stock.
(2) 30,000 options were granted under the 1993 Restricted Stock/Stock Option Awards Program at an option price of approximately $14.67 (market price on the date of grant). Options fully vest on March 21, 2004 (subject to acceleration under certain conditions).
(3) Company matching contribution to the employee's Savings and Investment Plan contribution and, starting in fiscal 1995, payments for the Defined Contribution Plan.
(4) Restricted shares awarded September 22, 1993 (market price on date of grant was $14.25) equal in number to matching options granted on the same date. Subject to restrictions on transfer until September 22, 2001 (subject to acceleration if the market price of a share of common stock achieves certain levels, which may occur in three years). Dividends, if any, are paid on restricted common stock in the same manner as they are paid on unrestricted common stock.

(5) Granted under the 1993 Restricted Stock/Stock Option Awards Program at an option price of $14.25 (market price on the date of grant). Options fully vest on August 22, 2003 (subject to acceleration under certain conditions).
(6) Granted pursuant to the 1995 Stock Option Program under the 1992 Omnibus Stock Awards Plan for Key Employees at an option price of $16.25 (market price on the date of grant). One-third of the options vested on March 1, 1996, one-third will vest on March 1, 1997, and the final third will vest on March 1, 1998.
(7) Restricted shares awarded September 22, 1993 (market price on date of grant was $14.25) equal in number to matching options granted on the same date. Subject to restrictions on transfer until September 22, 2001 (subject to acceleration if the market price of a share of common stock achieves certain levels, which may occur within three years). Total restricted stock holdings as of February 29, 1996 for each of Messrs. Nadig, Vrba, Graziano and Vitzthum were equal to the number of shares of restricted stock awarded on September 22, 1993 less one-fifth of the shares which vested on June 2, 1995 when the market price of common stock reached a first target level. Market values as of February 29, 1996 for such restricted stock holdings were $276,000, $120,750, $69,000 and $43,125, respectively. Dividends, if any, are paid on restricted common stock in the same manner as they are paid on unrestricted common stock.

II. OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                         FOR OPTION TERM
- ------------------------------------------------------------------------------------------ ---------------------
                               NUMBER OF            % OF TOTAL
                         SECURITIES UNDERLYING     OPTIONS/SARS     EXERCISE OR
                             OPTIONS/SARS      GRANTED TO EMPLOYEES BASE PRICE  EXPIRATION        5%      10%
NAME                          GRANTED(1)          IN FISCAL YEAR      ($/SH)       DATE    0%  ($26.47) ($42.15)
- ----                     --------------------- -------------------- ----------- ---------- --- -------- --------
G. R. Evans.............        33,000                 9.3             16.25      3/1/05   $ 0 $337,260 $854,700
G. G. Nadig.............        27,600                 7.8             16.25      3/1/05     0  282,072  714,840
W. H. Vrba..............        12,000                 3.4             16.25      3/1/05     0  122,640  310,800
F. D. Graziano..........         8,400                 2.4             16.25      3/1/05     0   85,848  217,560
A. F. Vitzthum..........         8,400                 2.4             16.25      3/1/05     0   85,848  217,560

- --------
Note--The dollar amount of total shareowner gain during the respective option period at the expiration date of such options at the 5% and 10% price appreciation rates would be $154,837,000 and $392,396,000, respectively. The dollar amount of named optionees gain after ten years at the 5% and 10% price appreciation rates would be $913,668 and $2,315,460, respectively. The percentage of named optionees gain to shareowner gain would be 0.6%
(1) Options for the named individuals were granted at the fair market value of a share of common stock on the date of grant (March 1, 1995) pursuant to the 1995 Stock Option Program under the 1992 Omnibus Stock Awards Plan for Key Employees. One-third of the options vested on March 1, 1996, one-third will vest on March 1, 1997 and the final third will vest on March 1, 1998.

III. AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

  The following table provides information on option exercises and unexercised option values for the named executive officers.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                             OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                             SHARES                      AT FISCAL YEAR END(#)     AT FISCAL YEAR END(2)
                            ACQUIRED        VALUE      ------------------------- -------------------------
NAME                     ON EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     -------------- -------------- ----------- ------------- ----------- -------------
G. R. Evans.............      None           N/A         161,100      99,000     $1,465,205     $4,500
G. G. Nadig.............     20,000        194,000        52,900      51,600        228,793      3,000
W. H. Vrba..............      None           N/A          50,850      22,500        219,926      1,313
F. D. Graziano..........      None           N/A          22,500      14,400         97,313        750
A. F. Vitzthum..........      None           N/A          19,125      12,150         82,716        469

- --------
(1) The reported value realized on exercised options is the market price on the exercise date less the exercise price.
(2) The value of unexercised options is based on the fiscal year end market price of approximately $14.38 less the exercise price.

  The exercise price of all options granted to the above-named individuals was the fair market value of a share of common stock on the date of grant.

                COMPENSATION AND ORGANIZATION COMMITTEE REPORT

  One of the functions of the Compensation and Organization Committee is to establish and administer compensation plans for Material Sciences Corporation executive officers, review executive officer compensation levels and evaluate management performance. The Committee is composed of three independent, non-employee directors. Set forth below is a report submitted by the Compensation and Organization Committee regarding the Company's compensation policies and programs for executive officers for fiscal year 1996.

COMPENSATION PHILOSOPHY

  The MSC management compensation program is designed to reward outstanding performance and results. Compensation plans are designed to attract and retain top quality and experienced managers by providing the opportunity to earn above median cash compensation for superior corporate, business unit, and individual performance plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for MSC's shareowners.

EXECUTIVE COMPENSATION COMPONENTS

  MSC's compensation program has the following components:

    . Base salaries at median competitive levels for similar-size companies in general industry:

      --Salaries reviewed annually.

      --Annual adjustments based on individual performance, changes in duties and responsibilities, and general movement in external salary levels.

    . Significant incentive opportunity for management employees:

      --Total (salary plus bonus) earnings opportunity between median and 60th percentile competitive levels for superior performance.

      --Significant variability based on individual performance.

      --Performance defined by a combination of corporate, business unit, and individual goals that are critical to the Company's success. Principal corporate and business unit goals are net income, operating profit, working capital management, cost reduction, and quality. Each individual also has several specific financial, operational or strategic goals based on the individual's contribution to the achievement of the Company's business strategy.

    . Stock options to management employees at median to 75th percentile competitive levels for similar-size companies in general industry:

      --Options were granted in fiscal 1996 to all management employees at the 60th percentile competitive level, under a new option plan adopted in fiscal 1995 and effective March 1, 1995. Additional options were granted under this plan on March 1, 1996 and the final grant will be March 1, 1997.

    . Special stock ownership long-term incentive to management employees:

      --One-time grant to management employees in fiscal 1994 to encourage and facilitate increased stock ownership and executive retention. The CEO received two grants, one in fiscal 1994, and one in fiscal 1995.

      --Restricted Stock Award that vests after five (5) years--sooner if aggressive share price targets are achieved--later if the stock price does not increase.

      --A matching Incentive Stock Option (ISO) Grant--which vests if the underlying restricted stock is held for two (2) years--otherwise the ISO shares do not vest for nine (9) years and eleven (11) months. Together with the "regular" stock options, this one-time grant puts the total long-term incentive package for key management employees at the 75th percentile for similar-size companies in general industry.

FISCAL 1996 PERFORMANCE

  At the beginning of fiscal 1996, the Compensation and Organization Committee approved performance objectives for the Chairman and CEO. His performance relative to these objectives was the basis for determining his 1996 annual incentive award. Sixty percent of his potential award was based on the achievement of a corporate profitability objective. Corporate net income for 1996 was $11,979,000, a 28.4% decrease from the prior year's earnings. The remaining forty percent of the CEO's annual incentive award was based on achievement of a combination of specific objectives, including expense control, company growth, investor relations and other objectives.

  Performance goals for the other executive officers were approved by the CEO at the beginning of the year. Performance measures and goals were similar to those of the CEO. Their performance for the year was evaluated by the CEO, who recommended annual incentive awards for each individual. These awards were reviewed and approved by the Compensation and Organization Committee.

FISCAL 1996 ACTIONS

  In fiscal 1996, the CEO was granted options for 33,000 shares. The other four named executives received options for 56,400 shares in total. All options were granted at the market price at the time of grant. Salaries were increased 15.5% for the CEO and an average of 8.5% for the other four named executives. In general, salary increases reflected individual performance, company performance, and changes in the external compensation market.

  The CEO earned an annual incentive award of $73,000 for performance in fiscal 1996, based on the factors discussed above. This represents 20% of the CEO's annual base compensation. The other four named executives received annual incentive awards which averaged 16% of their annual base compensation.

  The Compensation and Organization Committee elected to take no action in fiscal 1996 with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. No MSC executive had compensation exceeding one million dollars.

COMPENSATION CONSULTANTS AND COMPETITIVE DATA

  The Compensation and Organization Committee has access to compensation consultants who work with the Committee from time-to-time on executive compensation matters. The Committee also has access to competitive data on compensation levels for officer positions.

     MATERIAL SCIENCES CORPORATION COMPENSATION AND ORGANIZATION COMMITTEE

                           Ms. Roxanne J. Decyk, Chairperson
                           Mr. E. F. Heizer, Jr.
                           Mr. J. Frank Leach

                                      MSC

                               PERFORMANCE GRAPH

  The following chart shows total shareowner returns, assuming $100 was invested on February 28, 1991 in Material Sciences Corporation, the S&P 500 Index, and the Comparator Group (as described below), with dividends, if any, reinvested through February 29, 1996.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                    VERSUS THE S&P 500 AND COMPARATOR GROUP

                                     LOGO

                                               FEBRUARY 28 OR 29,
                                 -----------------------------------------------
                                  1991    1992    1993    1994    1995    1996
                                 ------- ------- ------- ------- ------- -------
MSC............................. $100.00 $194.70 $208.30 $334.50 $321.80 $291.60
S&P 500.........................  100.00  112.40  124.10  134.30  151.60  203.40
COMPARATOR GROUP................  100.00  143.90  163.20  143.60  161.10  205.80

COMPARATOR GROUP:    BRUSH WELLMAN
                     OPTICAL COATING LABORATORY
                     CHEMFAB
                     LOCTITE
                     SOUTHWALL TECHNOLOGIES
                     WORTHINGTON INDUSTRIES
                     STEEL TECHNOLOGIES

                        EMPLOYMENT AND OTHER AGREEMENTS

  The Company and Mr. Evans are parties to an Employment Agreement, effective February 27, 1991 (the "Employment Agreement"), under which Mr. Evans is serving as Chairman and CEO of the Company. The Employment Agreement was for an initial term through February 28, 1994 (with successive one-year renewals thereafter), and initially provided for a minimum base salary of $250,000.

  Under the Employment Agreement, Mr. Evans was granted 45,000 shares of common stock that vested on February 27, 1993.

  The Employment Agreement also confirmed the grant to Mr. Evans of options to purchase 180,000 shares of common stock at an exercise price of $5.28 per share (the fair market value on the date of the grant). The options granted to Mr. Evans expire approximately 10 years after grant and become exercisable in installments of 25% after 2, 3, 4, and 5 years of employment with the Company (subject to acceleration if the market price of a share of common stock achieves certain levels). All of such options were either vested or exercised on July 13, 1995.

  In lieu of Mr. Evans' entering into a Supplemental Pension Plan Agreement (as described below), under the Employment Agreement, the Company has agreed to provide Mr. Evans with a supplemental pension that, when stated as a single life annuity commencing at age 65, will provide an annual benefit equal to 6% of his average base salary over the last 12 consecutive months of his employment with the Company, multiplied by the number of years (up to a maximum of five years) that Mr. Evans was employed by the Company, reduced by certain other benefits payable to Mr. Evans. A partial accrual of 1 1/2% per fiscal quarter is credited for any partial year of employment after February 27, 1994.

  Under the Employment Agreement, if Mr. Evans' employment is terminated by the Company without cause, he will continue to receive his salary and health benefits for 24 months after the date of termination. Under the Employment Agreement, if Mr. Evans' employment is terminated (a) after a change in control of the Company, (b) by the Company without cause or (c) by Mr. Evans for good reason, he will receive a lump sum payment equal to 200% of his base salary at the date of termination (except to the extent that these payments would constitute "parachute payments" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended) and health benefits for a period of 24 months following termination. As defined in the Employment Agreement, a "change in control" occurs (a) when any person or group becomes the owner of more than 35% of the outstanding common stock, (b) when the non-management directors of the Company as of February 26, 1991 (or their approved successors), cease to constitute a majority of the Board, or (c) when the Company undergoes a combination after which the shareowners of the Company before the combination hold less than 50% of the voting shares of the entity resulting from the combination, unless Mr. Evans (i) receives disproportionate payments (other than payments from employment arrangements or stock and option plans in place before the change in control) from, (ii) owns equity securities (not including ownership of less than one percent of a publicly traded company) in, or (iii) acquires ownership (on different terms than other shareowners) of equity securities of the entity owning such shares, sponsoring the change in directors or combining with the Company, or an affiliate thereof.

  In lieu of Mr. Vrba's entering into a Supplemental Pension Plan Agreement (as described below), the Company has agreed to provide Mr. Vrba with a supplemental pension that, when stated as a single life annuity commencing at age 65, will provide an annual benefit equal to 4% of his average base compensation of the two best consecutive calendar years preceding his retirement multiplied by the number of years (not to exceed five years) that Mr. Vrba was employed by the Company, payable for a period not to exceed 10 years, reduced by certain other benefits payable to Mr. Vrba.

  The Company has certain agreements with other executive officers (including the named executive officers) which provide for, among other things, severance benefits in certain circumstances.

                           EMPLOYEE AND OTHER PLANS

DEFINED BENEFIT PENSION PLAN

  On December 31, 1992, the Company froze its defined benefit pension plan and substituted a defined contribution plan for the benefit of all salaried employees of the Company, including executive officers, and certain salaried and hourly employees of its participating subsidiaries. All of the individuals named in the Summary Compensation Table were participants in the pension plan on December 31, 1992. The Company has since terminated the defined benefit pension plan and in December 1995 made distributions to all participants of their accrued pension amounts in full satisfaction of all obligations of the Company under such plan, and participants will not be entitled to any further payments thereunder.

SUPPLEMENTAL PENSION PLAN AGREEMENTS

  The Company has entered into Supplemental Pension Plan Agreements (the "Supplemental Pension Plan Agreements") with 15 current employees, including all executive officers as of April 26, 1996 (except for Messrs. Evans and Vrba), which provide benefits in the event of termination of employment, disability, or death before retirement. The disability benefit consists of a monthly payment until death equal to 50% of an individual's average monthly compensation for the last 12 consecutive months prior to disability, less the sum of benefits otherwise receivable by an individual (collectively referred to as the "Other Benefits") from Social Security and any other pension or retirement programs (whether maintained by the Company or not). The benefit upon termination of employment consists of a monthly payment, beginning in the month after termination (but not before the individual's 60th birthday) and continuing for 120 months or, if earlier, the death of the individual, equal to a specified percentage of the individual's average monthly compensation for the last 12 consecutive months prior to retirement, less the sum of the Other Benefits. The percentage varies depending on the participant's age at employment termination, ranging from 50% at the age of 60 to 66 2/3% at age
65. The payments will be made to a surviving spouse in the event of such individual's death, but in no event will more than 120 payments be made. A participant becomes eligible to receive the termination benefit upon reaching age 60 or the completion of 10 years of consecutive employment, whichever comes first. The death benefit consists of a monthly payment to the surviving spouse, if any, beginning after a participant's death while employed by the Company and continuing for 120 months or, if earlier, until the death of the spouse, equal to 50% of the participant's average monthly compensation for the 12 consecutive months prior to the participant's death, less the sum of the Other Benefits.

  The Supplemental Pension Plan Agreements also provide that the payments described above in the event of employment termination will commence to a participant in the event that (1) any person acquires 25% or more of the voting power of the Company's capital stock and (2) the participant's employment is terminated other than for cause, disability, death, or voluntarily by the employee. For these purposes, termination of employment shall be deemed to occur after an individual's 65th birthday.

  The first Supplemental Pension Plan Agreements were entered into in June 1983. As of February 26, 1996, $1,797,354 had been accrued under the plan for current employees, of which $1,061,287 had been accrued to be paid to executive officers as of April 26, 1996 and $739,030 for persons named in the Summary Compensation Table (such accruals being $0, $219,088, $0, $310,496, and $209,446 for Messrs. Evans, Nadig, Vrba, Dr. Graziano, and Mr. Vitzthum, respectively).

                            1996 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  The Board has approved, and recommends that the shareowners approve, the Material Sciences Corporation 1996 Stock Option Plan for Non-Employee Directors (the "1996 Director Option Plan").

  The Board and its Compensation and Organization Committee have reviewed the Company's current arrangements for compensation of directors who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors"). The Material Sciences Corporation 1991 Stock Option Plan for Directors (the "1991 Plan") provides for a single option grant to directors, and the options granted thereunder are scheduled to fully vest in May 1996 in the case of Messrs. Heizer and Pochter and Dr. Emmerich and in 1998 in the case of Dr. Cohen, Ms. Decyk and Mr. Leach. The Board believes that it is in the Company's best interests for Non-Employee Directors to have greater proprietary interests in the Company, since the Board believes such interests strengthen the incentives to increase stock value and promote greater interest in the success of the Company and its subsidiaries. The Board and its Compensation and Organization Committee also considered information on compensation for non-employee directors at comparable companies. The Board believes that the 1996 Director Option Plan will assist the Company in attracting and retaining highly-qualified Non-Employee Directors, thereby enhancing the long-term financial success of the Company.

  In furtherance of these objectives, the 1996 Director Option Plan provides, as described below, for an annual grant of an immediately exercisable option to each Non-Employee Director on the first day of each fiscal year of the Company. In connection with the approval of such grant under the 1996 Director Option Plan, the Board decreased the annual cash retainer to be paid to Non-Employee Directors by $10,000. The Board and the Compensation and Organization Committee believe that, given the nature of stock options and at the suggestion of the Company's independent compensation consultant, the opportunity afforded to optionees to participate in future stock price appreciation only as compared to an outright award of cash or stock, it is appropriate to multiply this increment by three in order to determine the number of shares to be subject to such grant. Thus, such grant will be based on $30,000 per year for each Non-Employee Director. The 1996 Director Option Plan also provides, as further described below, for an automatic grant of an option to each person who is a Non-Employee Director on the date on which such person's option granted under the 1991 Plan becomes fully vested and annually thereafter (so long as such person remains a Non-Employee Director). A person subsequently elected as a Non-Employee Director will receive an option upon election and annually thereafter (so long as such person remains a Non-Employee Director). Such options generally will not be exercisable for one year.

  At the date of this proxy statement, there are six directors who are eligible for participation in the 1996 Director Option Plan. The following description of the 1996 Director Option Plan is qualified in its entirety by the copy of the 1996 Director Option Plan which is included as Exhibit A to this proxy statement.

  Limitations on Shares To Be Issued. The number of shares of the Company's common stock with respect to which options may be granted or awarded under the 1996 Director Option Plan and which may be issued upon the exercise thereof may not exceed, in the aggregate, 250,000 shares. However, to the extent any awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, such shares shall again be available under the 1996 Director Option Plan. Based on the closing price of the common stock of the Company on March 1, 1996, the total market value of the aggregate shares issuable under the 1996 Director Option Plan is $3,625,000.

  Annual Retainer Options. The 1996 Director Option Plan provides for an automatic grant of an option on March 1 of each year, commencing March 1, 1996, to each person who is a Non-Employee Director on such date. Each such option entitles a director to purchase a number of shares of the Company's common stock (rounded up to the nearest whole number of shares) equal to (a) $30,000 divided by (b) the last reported sale price of the Company's common stock on the principal securities exchange on which shares of the Company's common stock are then listed on the date immediately preceding such grant date (or, if such date is not a trading day on such exchange, the last trading day immediately preceding such date). The per share option price for each such option shall be the price described in clause (b) of the immediately preceding sentence. Any person who first becomes a Non-Employee Director after March 1, 1996, either because such person is first elected to the Board after such effective date or because such person was first elected to the Board while such person was an officer or employee of the Company or its subsidiaries and subsequently ceases to be an officer and employee of the Company and its subsidiaries (and consequently did not receive an option as described in the first sentence of this paragraph), shall, on the date such person first becomes a Non-Employee Director, automatically be granted an option entitling such person to purchase a number of shares of the Company's common stock (rounded up to the nearest whole number of shares) equal to (a) $7,500 multiplied by the number of fiscal quarters (rounded up to the nearest whole number of fiscal quarters) remaining in the fiscal year from and including the fiscal quarter in which such date of grant occurs divided by (b) the price described in clause (b) of the second sentence of this paragraph for options granted on the March 1 immediately preceding such date of grant. The per share option price for each such option described in the immediately preceding sentence shall be the price described in clause (b) of such sentence. If any Non-Employee Director who receives an option as described above during the period commencing on March 1 of any year and ending on the day of the annual meeting of the Company's shareowners next following such March 1 is not elected as a Non-Employee Director at such annual meeting, the number of shares subject to such option shall be reduced to the lesser of (a) 25% of the number of shares originally subject to such option (rounded up to the nearest whole number of shares) and (b) the number of shares then subject to such option after giving effect to all exercises thereof. Each such option will be exercisable at any time after the date of grant thereof.

  In accordance with the provisions of the 1996 Director Option Plan and subject to shareowner approval of such Plan, an option was granted on March 1, 1996 (the effective date of the 1996 Director Option Plan) to each of Messrs. Heizer, Leach and Pochter, Drs. Cohen and Emmerich and Ms. Decyk for 2,087 shares at an exercise price of approximately $14.38 per share.

  Incentive Options. The 1996 Director Option Plan provides that each Non-Employee Director shall automatically receive an option (an "Incentive Option") to purchase the number of shares (rounded up to the nearest whole number of shares) of common stock of the Company equal to (a) $40,000 divided by (b) the last reported sale price of the Company's common stock on the date immediately preceding the date of grant on the principal securities exchange on which shares of the Company's common stock are listed on such date (or, if such date is not a trading day on such exchange, the last trading day immediately preceding such date). The per share option price for each Incentive Option shall be the price described in clause (b) of the immediately preceding sentence. An initial Incentive Option shall be granted to each Non-Employee Director as follows: (i) in the case of any director who is a Non-Employee Director on the effective date of the 1996 Director Option Plan, such option shall be granted automatically to such director upon the date on which the option granted to such director under the 1991 Plan becomes fully vested if such director is a Non-Employee Director on such date, (ii) in the case of any person first elected to the Board after the effective date who is not an officer or employee of the Company or its subsidiaries at the time of such election, such option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareowners of the Company or, in the case of the filling of a vacancy, by the Board) and
(iii) in the case of a director who has not received an initial Incentive Option as provided in the preceding clauses because such director was also an officer or employee of the Company or its subsidiaries at the time such director was first elected as a director and who subsequently ceases to be an officer and employee of the Company and its subsidiaries, such option shall be granted automatically to such director upon the date such person becomes a Non-Employee Director. Each director who has received an initial Incentive Option shall automatically be granted an Incentive Option on each anniversary of the date of grant of the initial Incentive Option to such director if such director is a Non-Employee Director on such anniversary date.

   In accordance with the provisions of the 1996 Director Option Plan and subject to shareowner approval of such plan, an initial Incentive Option was granted on May 1, 1996 to Messrs. Heizer and Pochter and Dr. Emmerich for 2,500 shares at an exercise price of $16.00. An initial Incentive Option will be granted (subject to such person being a Non-Employee Director on such date) on March 4, 1998 in the case of Mr. Leach, on July 2, 1998 in the case of Dr. Cohen and on August 27, 1998 in the case of Ms. Decyk.

  An Incentive Option may be exercised only to the extent it has vested. Each Incentive Option will vest in full on the first anniversary of the date of grant if the holder thereof is a Non-Employee Director on such date. However, if a person is not elected as a Non-Employee Director at the first annual meeting of the Company's shareowners following the date of grant of any such Incentive Option and such option has not already vested as described in the preceding sentence, such Incentive Option shall vest and become exercisable as of the day before such annual meeting with respect to the number of shares (rounded up to the nearest whole number of shares) equal to (a) the total number of shares subject to such Incentive Option multiplied by (b) a fraction equal to the number of whole months that such director has served on the Board since the grant of such Incentive Option divided by 12. An Incentive Option or any portion of an Incentive Option that has not vested prior to the date the holder thereof ceases to be a Non-Employee Director shall expire and be forfeited as of such date.

  Written Agreement; Expiration; Non-Transferability. Each option granted pursuant to the 1996 Director Option Plan will be evidenced by a written agreement between the Company and the optionee. An option issued pursuant to the 1996 Director Option Plan shall expire and not be exercisable after the first to occur of (i) the fifth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to death or to total and permanent disability as determined by the Board in good faith). Options granted pursuant to the 1996 Director Option Plan may not be sold, assigned, pledged, transferred or otherwise disposed of, except by will or the laws of descent and distribution.

  Consideration for Exercise of Options. Shares acquired by exercise of an option may be paid for either (i) with cash or (ii) in whole or in part by delivering to the Company shares of common stock of the Company valued at their then fair market value.

  Administration; Amendment; Termination. The Board will administer the 1996 Director Option Plan. The Board may suspend or terminate the 1996 Director Option Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable. However, the provisions of the 1996 Director Option Plan that relate to the amount, price and timing of awards shall not be amended more than once every six months, except in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. No amendment shall be made without shareowner approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock of the Company is listed. The 1996 Director Option Plan shall terminate on February 28, 2001, unless terminated prior thereto by action of the Board.

  Federal Income Tax Consequences. Options granted under the 1996 Director Option Plan will constitute non-qualified stock options for federal income tax purposes. With respect to options exercised after six months has elapsed from the grant date, an optionee generally will recognize ordinary income on the exercise date. The directors of the Company are subject to Section 16 of the Securities Exchange Act of 1934, as amended. Accordingly, if an optionee under the 1996 Director Option Plan exercises an option earlier than six months from the date of grant of such option, such optionee generally will recognize ordinary income on the date six months after such grant date. However, if an optionee files an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of exercise, ordinary income will be recognized on the exercise date.

  The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income required to be recognized by a participant, as described above.

VOTE REQUIRED

  The 1996 Director Option Plan requires approval by the affirmative vote of the holders of a majority of the shares of common stock represented at the 1996 Annual Meeting of Shareowners, in person or by proxy. If approval is not received, the 1996 Director Option Plan will cease to be effective and options previously granted under such Plan will become null and void.

          THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 STOCK
                    OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                 MISCELLANEOUS

SHAREOWNER PROPOSALS FOR 1997 ANNUAL MEETING

  Proposals of shareowners intended to be presented at the 1997 Annual Meeting of Shareowners must be received by the Company by January 15, 1997, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2300 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

  The Board and management do not now intend to present, nor do they know of any others who intend to present, any matters at the 1996 Annual Meeting of Shareowners other than those disclosed in the notice of the meeting. Should any other matter requiring a vote of the shareowners arise, however, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares on any such other matter in accordance with their best judgment.

SOLICITATION OF PROXIES

  The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. In addition, the Company expects to pay $3,500, plus expenses, for assistance by Corporate Investor Communications, Inc. ("CIC") in the solicitation of proxies. Some of the officers and other employees of the Company and CIC may solicit proxies personally, by telephone, telegraph, or mail. The officers and employees of the Company will not receive any additional compensation for such activities.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of Arthur Andersen LLP, the Company's independent public accountants, are expected to be present at the annual meeting and will be available to respond to questions and may make a statement if they so desire.

                                          By Order of the Board of Directors,

                                          William H. Vrba
                                          Senior Vice President,
                                          Chief Financial Officer, and
                                           Secretary

                                          Material Sciences Corporation

Elk Grove Village, Illinois
May 15, 1996

                                                                      EXHIBIT A

                         MATERIAL SCIENCES CORPORATION
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  1. Purpose. The purpose of this 1996 Stock Option Plan for Non-Employee Directors (this "Plan") is to provide incentives to members of the Board of Directors (the "Board") of Material Sciences Corporation (the "Company") who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors"), through compensation and rewards paid in or based upon the ownership and performance of the common stock of the Company.

  2. Limitations on Shares To Be Issued. The number of shares of the Company's common stock, par value $.02 per share, with respect to which options may be granted or awarded under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 250,000 shares; provided, that to the extent any awards hereunder expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, such shares shall again be available under this Plan. Shares of common stock issued under this Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

  3. Annual Retainer Option. On March 1 of each year, commencing March 1, 1996, each person who is a Non-Employee Director on such date shall automatically be granted an option entitling such director to purchase a number of shares of the Company's common stock (rounded up to the nearest whole number of shares) equal in value to (a) $30,000 divided by (b) the last reported sale price of the Company's common stock on the principal securities exchange on which shares of the Company's common stock are then listed on the date immediately preceding such March 1 (or, if such date is not a trading day on such exchange, the last trading day immediately preceding such date). The per share option price for each such option described in the immediately preceding sentence shall be the price described in clause (b) of the immediately preceding sentence. Any person who first becomes a Non-Employee Director after the Effective Date (as defined below), either because such person is first elected to the Board after the Effective Date or because such person was first elected to the Board while such person was an officer or employee of the Company or its subsidiaries and subsequently ceases to be an officer and employee of the Company and its subsidiaries (and consequently did not receive an option pursuant to the first sentence of this paragraph 3 on the respective March 1), shall, on the date such person first becomes a Non-Employee Director, automatically be granted an option entitling such person to purchase a number of shares of the Company's common stock (rounded up to the nearest whole number of shares) equal to (a) $7,500 multiplied by the number of fiscal quarters (rounded up to the nearest whole number of fiscal quarters) remaining in the fiscal year from and including the fiscal quarter in which such date of grant occurs divided by (b) the price described in clause (b) of the first sentence of this paragraph 3 for options granted on the March 1 immediately preceding such date of grant. The per share option price for each such option described in the immediately preceding sentence shall be the price described in clause (b) of the immediately preceding sentence. If any Non-Employee Director who receives an option pursuant to this paragraph 3 during the period commencing on March 1 of any year and ending on the day of the annual meeting of the Company's shareowners next following such March 1 is not elected as a Non-Employee Director at such annual meeting, the number of shares subject to such option shall be reduced to the lesser of (a) 25% of the number of shares originally subject to such option (rounded up to the nearest whole number of shares) and (b) the number of shares then subject to such option after giving effect to all exercises thereof. Each option granted under this paragraph 3 shall be exercisable at any time after the date of grant thereof.

  4. Incentive Option. Each Non-Employee Director shall automatically receive as set forth below an option (an "Incentive Option") to purchase the number of shares (rounded up to the nearest whole number of shares) of common stock of the Company equal in value to (a) $40,000 divided by (b) the last reported sale price of the Company's common stock on the date immediately preceding the date of grant on the principal securities exchange on which shares of the Company's common stock are listed on such date (or, if such date is not a trading day on such exchange, the last trading day immediately preceding such date). The per share option price for each such Incentive Option shall be the price described in clause (b) of the immediately preceding sentence. With respect to each Non-Employee Director, the initial Incentive Option shall be granted to such director as follows: (i) in the case of any director who is a Non-Employee Director on the Effective Date, such option shall be granted automatically to such director upon the date on which the option granted to such director under the Company's 1991 Stock Option Plan for Directors becomes fully vested if such director is a Non-Employee Director on such date, (ii) in the case of any person first elected to the Board after the Effective Date who is not an officer or employee of the Company or its subsidiaries at the time of such election, such option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareowners of the Company or, in the case of the filling of a vacancy, by the Board) and (iii) in the case of a director who has not received an initial Incentive Option as provided in the preceding clauses because such director was also an officer or employee of the Company or its subsidiaries at the time such director was first elected as a director and who subsequently ceases to be an officer and employee of the Company and its subsidiaries, such option shall be granted automatically to such director upon the date such person becomes a Non-Employee Director. Each director who has received an initial Incentive Option pursuant to the preceding sentence shall automatically be granted an Incentive Option on each anniversary of the date of grant of the initial Incentive Option to such director if such director is a Non-Employee Director on such anniversary date.

  An Incentive Option shall be exercisable only to the extent it has vested. Each Incentive Option shall vest in full on the first anniversary of the date of grant if the holder thereof is a Non-Employee Director on such date; provided, that, if a person is not elected as a Non-Employee Director at the first annual meeting of the Company's shareowners following the date of grant of such Incentive Option and such option has not already vested pursuant to the first clause of this sentence, such Incentive Option shall vest and become exercisable as of the day before such annual meeting with respect to the number of shares (rounded up to the nearest whole number of shares) equal to
(a) the total number of shares subject to such Incentive Option multiplied by
(b) a fraction equal to the number of whole months that such director has served on the Board since the grant of such Incentive Option divided by 12. An Incentive Option or any portion of an Incentive Option that has not vested prior to the date the holder thereof ceases to be a Non-Employee Director shall expire and be forfeited as of such date.

  5. General Option Terms.

  A. Option Agreement. Each option granted under this Plan shall be evidenced by a written agreement between the Company and the optionee in such form as the Board shall prescribe in accordance with this Plan. The option price per share of common stock for all options granted under this Plan shall be specified in the option agreement and shall be determined as set forth above.

  B. Expiration. An option issued pursuant to this Plan shall expire and not be exercisable after the first to occur of (i) the fifth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to death or to total and permanent disability as determined by the Board in good faith).

  C. Non-Transferability. Options granted pursuant to this Plan shall not be sold, assigned, pledged, transferred or otherwise disposed of, except by will or the laws of descent and distribution. Any purported transfer contrary to this provision will nullify such award. All options shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative. If the holder of an option dies and such option has vested and is exercisable at the date of death, then, as described in paragraph 8 below, the holder's estate, or the beneficiary or beneficiaries to whom the holder's rights under the option shall pass by reason of the holder's death, shall have the right to exercise the option as provided in and subject to this Plan and the respective option agreement. Awards under this Plan shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of a participant or possess any rights of a participant by virtue of any attempted execution or other process.

  D. Exercise of Options. Subject to the terms of the option agreement and this Plan, options granted pursuant to this Plan may be exercised from time to time in whole or in part. Each exercise of an option shall be accomplished by delivering written notice of such exercise to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor. Payment for the options exercised shall be either in (i) cash or check, money order or bank draft to the order of Material Sciences Corporation (collectively, "cash") or (ii) shares of common stock of the Company (valued as of the date of the notice of exercise) with a value equal to or less than the aggregate option price, plus cash in the amount, if any, by which the aggregate option price exceeds the value of such shares of common stock. Payment for shares with respect to options exercised for cash shall be delivered with the notice of exercise. Payment for shares with respect to options exercised for common stock and cash, if any, shall be delivered to the Secretary of the Company not later than the end of the third business day after delivery of the notice of exercise. If payment is made in common stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Secretary of the Company or, if such certificates have not yet been delivered to the optionee, by written notice to the Secretary of the Company requesting that the shares represented by such certificates applied toward payment as hereinabove provided.

  E. Necessary Approvals. Each option granted under this Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that either the consent or approval of any governmental authority or the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares under such option, such option may not be exercised in whole or in part and shares thereunder may not be delivered, as the case may be, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option may be exercised only in accordance with the provisions of all applicable law.

  6. Adjustments for Changes in Capitalization or Corporate Reorganizations. Appropriate adjustments shall be made in the number, including the maximum number, and kind of shares of common stock to be issued under this Plan, and in the number and kind of shares of common stock that are the subject of any option awarded under this Plan, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the Effective Date. If the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of common stock shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall use its best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization, that any optionee under this Plan shall have the right to purchase, at the aggregate option price provided for in his or her option agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him or her in respect of the number of shares of common stock which were subject to such option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him or her. If by the date ten days prior to the scheduled effective date of any such merger, consolidation or other reorganization, the provision described in the preceding sentence has not been made with respect to any Incentive Option that is not then fully vested, such Incentive Option shall become vested and exercisable in full upon such date. Any adjustment with respect to options required by this paragraph shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the options immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such options immediately prior to such adjustment and the aggregate option price of such shares. Any adjustments made under this paragraph shall be determined by the Board.

  Upon the approval by the shareowners of the Company of a merger, consolidation or other reorganization pursuant to which the outstanding shares of common stock are to be exchanged for cash, or upon the adoption by the shareowners of the Company of a plan of complete liquidation, all Incentive Options that are not then fully vested shall become vested and exercisable in full upon such date.

  7. Tax Withholding. The Board shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares of common stock issuable under this Plan, and the Board may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Board, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an option withheld, tender back to the Company shares of common stock received pursuant to exercise of an option or deliver to the Company previously-acquired shares of common stock having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Board may disapprove of any election and may limit, suspend or terminate the right to make such elections.

  8. Beneficiary Designation. Subject to the restrictions on transfer and the option terms set forth in this Plan, participants may name, from time to time, beneficiaries (who may be named contingently or successively) who may exercise options granted under this Plan in the event of the death of a participant before he or she exercises such option. Each designation will revoke all prior designations by the same participant, shall be in a form approved by the Board and will be effective only when filed by the participant in writing with the Board during the participant's lifetime. In the absence of any such designation, options remaining unexercised at the participant's death may be exercised by the participant's estate.

  9. Administration of the Plan. This Plan shall be administered by the Board in accordance with the provisions of this paragraph. The Board shall have full power and authority to prescribe, amend and rescind rules and procedures governing administration of this Plan. The Board shall have full power and authority (i) to interpret the terms of this Plan, the terms of the options and the rules and procedures established by the Board and (ii) to determine the meaning of or requirements imposed by or the rights of any person under this Plan, any option or any rule or procedure established by the Board. All such rules, procedures and interpretations relating to this Plan adopted by the Board shall be conclusive and binding on all parties.

  10. Amendment, Suspension and Termination of Plan. The Board may suspend or terminate this Plan or any portion hereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, that no such amendment shall be made without shareowner approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed; provided further, that the provisions of this Plan that relate to the amount, price and timing of awards shall not be amended more than once every six months, except as set forth in Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). No such amendment, suspension or termination shall materially impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify this Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

  11. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, that such provision shall be deemed null and void to the extent required to permit this Plan to comply with Rule 16b-3.

  12. Effective Date and Term of Plan. This Plan shall become effective on March 1, 1996 (the "Effective Date"); provided, that this Plan shall cease to be effective and any options granted hereunder shall become null and void if this Plan is not approved by the Company's shareowners at the 1996 Annual Meeting of Shareowners of the Company. This Plan shall terminate on February 28, 2001, unless terminated prior thereto by action of the Board. No further grants shall be made under this Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination.

LOGO
    MATERIAL SCIENCES CORPORATION
    2300 EAST PRATT BOULEVARD
    ELK GROVE VILLAGE, ILLINOIS 60007

NOTICE OF ANNUAL MEETING
OF SHAREOWNERS
AND PROXY STATEMENT

MEETING DATE
JUNE 20, 1996


YOUR VOTE IS IMPORTANT!

Please sign and promptly return your
proxy in the enclosed envelope.



                             LOGO
                                Printed on recycled paper

                         MATERIAL SCIENCES CORPORATION
                           2300 EAST PRATT BOULEVARD
                       ELK GROVE VILLAGE, ILLINOIS 60007

           PROXY-SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS-PROXY

                         ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD ON JUNE 20, 1996

                    PLEASE MARK, SIGN ON REVERSE SIDE, DATE
                     AND RETURN IN THE ENCLOSED ENVELOPE.


  The undersigned hereby appoints G. Robert Evans and E.F. Heizer, Jr., as proxies, each with full power of substitution, to represent and to vote, as designated hereon, all the shares of common stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners to be held on June 20, 1996, at 10:00 a.m., CDT in the Shareholders Room on the 21st floor of the Bank of America building located at 231 South LaSalle Street, Chicago, Illinois, or at any adjournment thereof as follows:

  Your vote for eight directors may be indicated on the reverse side, Jerome B. Cohen, Roxanne J. Decyk, Eugene W. Emmerich, G. Robert Evans, E.F. Heizer, Jr.,
J. Frank Leach, Gerald G. Nadig and Irwin P. Pochter have been nominated for election as directors.


               (Continued and to be signed on the reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no contrary specification is indicated, the shares represented by this proxy will be voted for the election of all nominees for director and "FOR" Item 2 below. Please mark box [X] or [_]. Discretionary authority to cumulative votes is being solicited.

Please mark your votes as indicated in this example [X]



1. Election of directors: (duly nominated and named on the reverse side of this proxy)

 FOR all nominees            AUTHORITY
(except as listed            WITHHELD
 to the contrary)             for all

       [_]                      [_]

AUTHORITY WITHHELD FOR THE FOLLOWING ONLY (write each nominee's name in the space below).

________________________________________________________________________________
                                    Name(s)

2. Approval of the proposed Material Sciences Corporation 1996 Stock Option Plan for Non-Employee Directors.

FOR      AGAINST      ABSTAIN
[_]        [_]          [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including discretionary authority to vote with respect to the election of any person as director for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

                                       Please sign exactly as name appears.
                                       For joint accounts, all tenants should
                                       sign. Executors, administrators,
                                       trustees, etc. should so indicate when
                                       signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated: ____________________________, 1996

                                       _________________________________________
                                                       Signature

                                       _________________________________________
                                              Signature, if held jointly

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.